Exhibit 99.1

Cambium Networks Reports Third Quarter 2019 Financial Results

•	Revenues of $65.7 million, up 11% year-over-year
•	Wi-Fi revenues increased 132% year-over-year, up 20% sequentially
•	Gross margin of 48.4%, non-GAAP gross margin of 48.7%
•	Net income of $2.0 million or $0.08 per diluted share, non-GAAP net income of $3.7 million or $0.15 per diluted share
•	Adjusted EBITDA(1) of $6.8 million or 10.3% of revenues

ROLLING MEADOWS, IL., Nov. 7, 2019 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless broadband networking infrastructure solutions, today announced financial results for the third quarter ended September 30, 2019.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2019	Q2 2019	Q3 2018	Q3 2019	Q2 2019	Q3 2018
Revenues	$65.7	$69.2	$59.0	$65.7	$69.2	$59.0
Gross margin	48.4%	49.6%	46.6%	48.7%	50.1%	46.8%
Operating margin	6.3%	(13.6)%	(1.8)%	8.8%	10.3%	0.4%
Adjusted EBITDA margin				10.3%	11.8%	2.5%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter of 2019.

“We are pleased that our profitability remained strong as a result of improved operating efficiencies and tighter cost controls,” said Atul Bhatnagar, president and CEO. “Our revenues grew 11% year-over-year during the third quarter, our twenty-second consecutive quarter of year-over-year growth, although slower than anticipated, as a result of softer government spending for our Point-to-Point products.”

Bhatnagar continued, “Cambium Networks continues to broaden our technology portfolio and remains well positioned for growth as a leader in fixed wireless broadband infrastructure and cloud powered enterprise Wi-Fi solutions. We will continue to capitalize on the strength of our technologies, while focusing on improving profitability through cost reduction initiatives and disciplined discretionary spending.”

Revenues of $65.7 million for the third quarter 2019 increased $6.7 million year-over-year, as a result of growth in both Point-to-Multi-Point and Wi-Fi businesses. Revenues for the third quarter 2019 decreased $3.4 million compared to $69.2 million for the second quarter 2019, driven by slower government spending partially offset by growth in enterprise Wi-Fi solutions. GAAP gross margin for the third quarter 2019 was 48.4%, compared to 46.6% for the third quarter 2018, and 49.6% for the second quarter 2019. GAAP operating income for the third quarter 2019 was $4.1 million, compared to operating loss of $1.1 million during the third quarter 2018, and GAAP operating loss for the second quarter 2019 of $9.4 million, which included a $16.1 million charge for share-based compensation expense. GAAP net income for the third quarter 2019 was $2.0 million, or net income of $0.08 per diluted share, compared to a net loss of $2.6 million, or a net loss of $0.19 per diluted share for the third quarter 2018, and a net loss of $20.4 million, or a net loss of $1.47 per diluted share for the second quarter 2019.

Non-GAAP gross margin for the third quarter 2019 was 48.7%, compared to 46.8% for the third quarter 2018, and 50.1% for the second quarter 2019. Non-GAAP operating income for the third quarter 2019 was $5.8 million, compared to $0.2 million for the third quarter 2018, and $7.1 million for the second quarter 2019. Non-GAAP net income for the third quarter 2019 was $3.7 million, or $0.15 per diluted share, compared to non-GAAP net loss of $1.5 million, or a net loss of $0.11 per diluted share for the third quarter 2018, and non-GAAP net income of $3.9 million, or $0.15 per diluted share, for the second quarter 2019.

For the third quarter 2019, adjusted EBITDA was $6.8 million or 10.3% of revenues, compared to adjusted EBITDA of $1.5 million or 2.5% of revenues for the third quarter 2018, and $8.1 million, or 11.8% of revenues for the second quarter 2019.

Cash used in operating activities was $11.8 million for the third quarter 2019, due primarily to the timing of payments related to the Initial Public Offering (IPO), and compared to cash provided by operating activities of $3.2 million for the third quarter 2018, and $6.0 million for the second quarter 2019. Cash totaled $19.0 million as of September 30, 2019, $14.8 million higher than the third quarter 2018, and a decrease of $52.3 million from the second quarter 2019. The decrease in cash balance for the third quarter 2019 from the second quarter 2019 was primarily the result of a $33.2 million paydown of long-term and revolving debt, payments of approximately $6.0 million for offering expenses and D&O insurance, a $5.6 million past management fee, a $5.0 million increase in inventories, and a $2.0 million payment to acquire the Xirrus Wi-Fi business.

Third Quarter 2019 Highlights

•	Revenues of $65.7 million increased 11% year-over-year.
•	GAAP gross margin of 48.4%, up 180 basis points from 46.6% for the third quarter 2018, and down 120 basis points compared to 49.6% for the second quarter 2019.
•	Non-GAAP gross margin of 48.7%, up 190 basis points from 46.8% for the third quarter 2018, and down 140 basis points compared to 50.1% for the second quarter 2019.
•	GAAP net income of $2.0 million or $0.08 per diluted share, non-GAAP net income $3.7 million or $0.15 per diluted share.
•	Adjusted EBITDA of $6.8 million or 10.3% of revenues, compared to $1.5 million or 2.5% of revenues for the third quarter 2018, and $8.1 million or 11.8% of revenues for the second quarter 2019.
•	Increased new channel partners by over 1,450 year-over-year, an increase of 29%.

•	Announced new cloud managed cnPilot indoor and outdoor Wi-Fi solutions (cnPilot e505, cnPilot e510 and cnPilot e425H).
•

Announced Citizens Broadband Radio Service (CBRS) wireless broadband connectivity solution on the PMP 450 product line. Demonstrated CBRS capabilities with Initial Commercial Deployment (ICD) with four network operators, utilizing both Federated Wireless and Google for spectrum access system (SAS) services in September 2019.

•	Inaugural inclusion in both the 2019 Gartner Magic Quadrant for the Wired and Wireless LAN Access Infrastructure and the 2019 Forrester New Wave report for wireless solutions.
•	Awarded manufacturer of the year for 2019 as voted by the members of the North America Wireless Internet Service Providers Association (WISPA).

Fourth Quarter 2019 Financial Outlook

Taking into account the company’s current visibility, and incorporating the acquisition of Xirrus (excluding any one-time charges affecting the acquisition), the financial outlook as of November 7, 2019 for the fourth quarter ending December 31, 2019 is expected to be as follows:

•	GAAP revenues between $63.0-$66.0 million
•	GAAP gross margin between 48.0%-49.4%; and non-GAAP gross margin between 48.2%-49.5%
•	GAAP operating income between $1.2-$2.4 million; and non-GAAP operating income between $2.4-$3.6 million
•	GAAP (net loss)/net income between ($1.0)-$0.0 million or between ($0.04) and $0.00 per diluted share; and non-GAAP net income between $0.8-$1.7 million or between $0.03 and $0.07 per diluted share
•	Adjusted EBITDA between $3.4-$4.5 million; and adjusted EBITDA margin between 5.3%-6.9%
•	GAAP taxes between 19.0%-21.0%; and a non-GAAP effective tax rate of approximately 17.0%-19.0%
•	Approximately 25.6 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•	Paydown of debt: $2.4 million
•	Interest expense: approximately $1.4 million
•	Capital expenditures: $1.0-$1.1 million

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, pending legal matters, or other transactions.  Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, November 7, 2019. To access the live conference call by phone, listeners should dial +1-877-288-4394 in the U.S. or Canada and +1-470-495-9483 for international callers. To join the live webcast and view additional materials, listeners should access the investor page of Cambium Networks website at https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available on the investor page of Cambium Networks website for a period of one year. A replay of the conference call will be available for 48 hours soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 5478019.

In addition, on Tuesday November 12, 2019 at 3:40 p.m. ET, Cambium Networks president and CEO, Atul Bhatnagar, will present at the Needham Security, Networking and Communications Conference in New York. To join the live webcast, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/.  Following the live webcast, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks is a leading provider of wireless broadband networking infrastructure solutions for network operators, including medium-sized wireless Internet service providers, enterprises and government agencies.  Cambium’s scalable, reliable and high-performance solutions create a purpose-built wireless fabric which connects people, places and things across distances ranging from two meters to more than 100 kilometers, indoors and outdoors, using licensed and unlicensed spectrum, at attractive economics. Headquartered outside Chicago and with R&D centers in the U.S., U.K. and India, Cambium Networks sells through a range of trusted global distributors.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our registration statement on Form S-1 filed with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our expectations regarding outstanding litigation; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the difficulty of comparing or forecasting our financial results on a quarter-by-quarter basis due to the seasonality of our business; our limited or sole source suppliers’ inability to produce third-party components to build our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; credit risk of our channel partners, which could adversely affect their ability to purchase or pay for our products; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, remediate our material weakness, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations;  current or future unfavorable economic conditions, both domestically and in foreign markets; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018

Revenues	$65,703	$69,151	$58,981
Cost of revenues	33,871	34,839	31,469
Gross profit	31,832	34,312	27,512
Gross margin	48.4%	49.6%	46.6%
Operating expenses
Research and development	9,895	15,189	9,810
Sales and marketing	10,363	14,227	10,805
General and administrative	5,996	13,063	5,520
Depreciation and amortization	1,449	1,227	2,448
Total operating expenses	27,703	43,706	28,583
Operating income (loss)	4,129	(9,394)	(1,071)
Operating margin	6.3%	(13.6)%	(1.8)%
Interest expense	2,105	2,301	2,033
Other expense	61	56	116
Income (loss) before income taxes	1,963	(11,751)	(3,220)
Provision (benefit) for income taxes	3	8,623	(665)
Net income (loss)	$1,960	$(20,374)	$(2,555)

Earnings (loss) per share
Basic and diluted	$0.08	$(1.47)	$(0.19)
Weighted-average number of shares outstanding to compute net earnings (loss) per share
Basic and diluted	25,634,417	13,865,111	13,600,411

Share-based compensation included in costs and expenses:
Cost of revenues	$14	$182	$—
Research and development	199	4,863	—
Sales and marketing	374	3,607	—
General and administrative	241	7,426	—
Total share-based compensation expense	$828	$16,078	$—

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018
ASSETS	(Unaudited)
Current assets
Cash	$18,950	$4,441
Accounts receivable, net of allowance	59,824	60,389
Inventories, net	41,933	30,710
Recoverable income taxes	527	679
Prepaid expenses	6,301	3,465
Other current assets	4,516	5,889
Total current assets	132,051	105,573
Noncurrent assets
Property and equipment, net	8,257	7,965
Software, net	4,084	3,944
Operating lease assets	6,957	—
Intangible assets, net	15,693	8,493
Goodwill	8,963	8,060
Deferred tax assets, net	496	8,022
TOTAL ASSETS	$176,501	$142,057
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities
Accounts payable	$20,894	$23,710
Accrued liabilities	20,425	18,263
Employee compensation	4,961	4,377
Current portion of long-term external debt	9,329	8,836
Payable to Sponsor	—	5,582
Deferred revenues	7,557	2,770
Other current liabilities	5,870	2,761
Total current liabilities	69,036	66,299
Noncurrent liabilities
Long-term external debt	56,522	94,183
Deferred revenues	5,184	1,541
Noncurrent operating lease liabilities	5,544	—
Other noncurrent liabilities	—	605
Total liabilities	136,286	162,628
Shareholders' equity (deficit)
Share capital; $0.0001 par value; 500,000,000 shares authorized at December 31, 2018 and September 30, 2019; 77,179 shares issued and outstanding at December 31, 2018 and 25,725,542 issued and 25,634,417 outstanding at September 30, 2019	3	—
Additional paid in capital	103,992	772
Capital contribution	—	24,651
Treasury shares, at cost, 0 shares at December 31, 2018 and 91,125 shares at September 30, 2019	(1,094)	—
Accumulated deficit	(62,325)	(45,773)
Accumulated other comprehensive loss	(361)	(221)
Total shareholders’ equity (deficit)	40,215	(20,571)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$176,501	$142,057

CAMBIUM NETWORKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Cash flows from operating activities:
Net income (loss)	$1,960	$(20,374)	$(2,555)
Adjustments to reconcile net income (loss) to net cash (used in ) provided by operating activities:
Depreciation and amortization	1,568	1,393	2,529
Amortization of debt issuance costs	663	177	142
Share-based compensation	828	16,078	—
Deferred income taxes	(9)	7,198	(1,106)
Other	(31)	(429)	265
Change in assets and liabilities:
Receivables	2,423	1,717	(1,343)
Inventories	(1,977)	(4,034)	(3,996)
Accounts payable	(6,223)	2,736	4,776
Accrued employee compensation	(1,394)	346	902
Other assets and liabilities	(9,609)	1,146	3,546
Net cash (used in) provided by operating activities	(11,801)	5,954	3,160
Cash flows from investing activities:
Purchase of property and equipment	(828)	(579)	(1,343)
Purchase of software	(157)	(332)	(467)
Cash paid for acquisition	(2,000)	—	—
Net cash used in investing activities	(2,985)	(911)	(1,810)
Cash flows from financing activities:
Proceeds from issuance of term loan	—	—	—
Proceeds from issuance of revolver debt	—	—	—
Repayment of term loan	(23,087)	(2,375)	(1,125)
Repayment of revolver debt	(10,000)	—	—
Payment of debt issuance costs	(128)	(208)	—
Proceeds from initial public offering, net of underwriters’ commission and fees and payment of deferred offering costs	(3,428)	64,981	—
Taxes paid related to net share settlement of equity awards	(802)	—	—
Net cash (used in) provided by financing activities	(37,445)	62,398	(1,125)
Effect of exchange rate on cash	(65)	4	(2)
Net (decrease) increase in cash	(52,296)	67,445	223
Cash, beginning of period	71,246	3,801	3,932
Cash, end of period	$18,950	$71,246	$4,155

Supplemental disclosure of cash flow information:
Income taxes paid	$1,076	$155	$293
Interest paid	$1,371	$1,949	$1,778
Significant non-cash activities:
Issuance of shares for unreturned capital and accumulated yield	$—	$49,252	$—
Deferred offering costs included in accrued liabilities	$179	$3,246	$—

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT TYPE
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Point-to-Multi-Point	$38,856	$41,730	$33,024
Point-to-Point	15,976	17,830	20,566
Wi-Fi	10,141	8,430	4,370
Other	730	1,161	1,021
Total Revenues	$65,703	$69,151	$58,981

REVENUES BY REGION
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
North America	$29,032	$30,056	$29,104
Europe, Middle East and Africa	21,749	22,994	17,082
Caribbean and Latin America	8,008	8,420	6,624
Asia Pacific	6,914	7,681	6,171
Total Revenues	$65,703	$69,151	$58,981

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

Accordingly, we believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.  Excluding these non-GAAP measures eliminate the variability caused by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used, the variability caused by purchase accounting and provide a more relevant measure of operating performance. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) Sponsor fees associated with advisory services, and (v) share-based compensation expense. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude Sponsor fees, in order to eliminate the impact on reported performance caused by these fees, which are related to our past ownership structure. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, and non-GAAP net income are used as a supplement to our unaudited consolidated financial statements presented in accordance with GAAP.  We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of share-based compensation expense, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

•

Share-based compensation expense and associated employment taxes paid. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.  In addition, in the three-month period ended June 30, 2019, Cambium Networks incurred a one-time share-based compensation expense of $16.1 million in connection with (i) the recognition of deferred share-based compensation expense and (ii) the issuance of 2,172,000 share options, each upon the completion of our initial public offering as well as employment taxes paid by Cambium Networks in conjunction with the settlement of deferred share-based compensation into ordinary shares.

•	Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks.
•	Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues.
•

Debt amortization costs associated with the extinguishment of long-term debt. Cambium Networks excludes these expenses from non-GAAP income since they result from an event that is outside the ordinary course of continuing operations.

•

Acquisition and integration costs consist of legal and professional fees relations to the acquisition of Xirrus. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

•

One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations.

•

Restructuring expenses primarily consist of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred, one-time and ongoing impacts from the company's valuation allowance recognized in the quarter ended June 30, 2019, and one-time tax impacts from share-based compensation expense incurred upon the completion of our initial public offering as noted above. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate (ETR) after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares, if their effect to earnings per share is dilutive.  We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income (loss) to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net income (loss)	$1,960	$(20,374)	$(2,555)
Interest expense, net	2,105	2,301	2,033
Provision (benefit) for income taxes	3	8,623	(665)
Depreciation and amortization	1,568	1,393	2,528
EBITDA	5,636	(8,057)	1,341
Share-based compensation	966	16,078	—
Sponsor management fee	—	125	125
Xirrus one-time acquisition charges	168	—	—
Adjusted EBITDA	$6,770	$8,146	$1,466

Adjusted EBITDA Margin	10.3%	11.8%	2.5%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
GAAP gross profit	$31,832	$34,312	$27,512
Share-based compensation expense	14	182	—
Amortization of capitalized software costs	119	166	80
Non-GAAP gross profit	$31,965	$34,660	$27,592
Non-GAAP gross margin	48.7%	50.1%	46.8%

GAAP research and development expense	$9,895	$15,189	$9,810
Share-based compensation expense	337	4,863	—
Non-GAAP research and development expense	$9,558	$10,326	$9,810

GAAP sales and marketing expense	$10,363	$14,227	$10,805
Share-based compensation expense	374	3,607	—
Non-GAAP sales and marketing expense	$9,989	$10,620	$10,805

GAAP general and administrative expense	$5,996	$13,063	$5,520
Share-based compensation expense	241	7,426	—
Xirrus one-time acquisition charges	168	—	—
Non-GAAP general and administrative expense	$5,587	$5,637	$5,520

GAAP depreciation and amortization	$1,449	$1,227	$2,448
Amortization of acquired intangibles	424	293	1,201
Non-GAAP depreciation and amortization	$1,025	$934	$1,247

GAAP operating income (loss)	$4,129	$(9,394)	$(1,071)
Share-based compensation expense	966	16,078	—
Amortization of capitalized software costs	119	166	80
Amortization of acquired intangibles	424	293	1,201
Xirrus one-time acquisition charges	168	—	—
Non-GAAP operating income	$5,806	$7,143	$210

GAAP pre-tax income (loss)	$1,963	$(11,751)	$(3,220)
Share-based compensation expense	966	16,078	—
Amortization of capitalized software costs	119	166	80
Amortization of acquired intangibles	424	293	1,201
Xirrus one-time acquisition charges	168	—	—
Write-down of debt issuance costs upon prepayment of debt	527	—	—
Non-GAAP pre-tax income (loss)	$4,167	$4,786	$(1,939)

GAAP provision for income taxes	$3	$8,623	$(665)
Valuation allowance impacts	—	8,238	—
Tax impacts of share vesting	—	2,530	—
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition charges and write-down of debt issuance costs, using non-GAAP ETR	(531)	(3,010)	(299)
All other discrete items	85	(6)	87
Non-GAAP provision (benefit) for income taxes	$449	$871	$(453)
Non-GAAP ETR	10.8%	18.2%	23.4%

GAAP net income (loss)	$1,960	$(20,374)	$(2,555)
Share-based compensation expense	966	16,078	—
Amortization of capitalized software costs	119	166	80
Amortization of acquired intangibles	424	293	1,201
Xirrus one-time acquisition charges	168	—	—
Write-down of debt issuance costs upon prepayment of debt	527	—	—
Non-GAAP adjustments to tax	85	10,761	87
Tax effect of share-based compensation expense, amortization of acquired intangibles, Xirrus one-time acquisition charges and write-down of debt issuance costs, using non-GAAP ETR	(531)	(3,010)	(299)
Non-GAAP net income (loss)	$3,718	$3,915	$(1,486)

Non-GAAP fully weighted basic and diluted shares	25,634	25,632	13,600

Non-GAAP net income (loss) per Non-GAAP fully weighted basic and diluted shares	$0.15	$0.15	$(0.11)

###

Investor Inquiries:

Peter Schuman, IRC

Sr. Director Investor Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com